Writer's Direct Dial:  (212) 225-2420


                                   July 10, 1996



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas 77019

Ladies and Gentlemen:

          We have acted as special counsel to Continental
Airlines, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of resales of (i) the Company's 6 3/4% Convertible Subordinated Notes due April 15, 2006 (the "Notes") issued under the indenture dated as of March 26, 1996, as it may be amended from time to time, between the Company and Bankers
Trust Company, as Trustee (the "Indenture"), and (ii) the shares (the "Conversion Shares") of the Company's Class B common stock, $.01 par value, issuable upon conversion of the Notes. The Notes and the Conversion Shares are being registered under a registration statement of the Company on Form S-3 (the
"Registration Statement") under the Act filed today with the Securities and Exchange Commission.

          We have participated in the preparation of the Registration Statement and have reviewed originals or copies certified or otherwise identified to our satisfaction of all such documents and corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Notes have been duly authenticated in accordance with the terms of the Indenture.

          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company, and the Notes have been duly executed and delivered by the Company and are the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

          Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          We also hereby confirm, subject to the assumptions, qualifications and conditions contained herein, that the statements set forth in the form of the Prospectus included in the Registration Statement under the heading "United States Taxation" accurately describe the material United States federal income tax consequences of the purchase of the Notes.
          The foregoing opinions are limited to the law of the State of New York and the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "United States Taxation" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                              By   /s/ Stephen H. Shalen
                                -----------------------------
                                 Stephen H. Shalen, a partner